As filed with the Securities and Exchange Commission on April 22, 2002
                                                      Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                         SYMBOLLON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)
                                -----------------

            Delaware                                       36-3463683
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)
                                -----------------
                                 37 Loring Drive
                              Framingham, MA 01702
               (Address of principal executive offices) (Zip code)
                                -----------------
                         SYMBOLLON PHARMACEUTICALS, INC.
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)
                                ----------------
                                Paul C. Desjourdy
                                    President
                         Symbollon Pharmaceuticals, Inc.
                                 37 Loring Drive
                              Framingham, MA 01702
                     (Name and address of agent for service)
                                 (508) 620-7676
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                                 PROPOSED          PROPOSED
    TITLE OF EACH                                 MAXIMUM           MAXIMUM
  CLASS OF SECURITIES         AMOUNT TO BE    OFFERING PRICE        AGGREGATE           AMOUNT OF
   TO BE REGISTERED           REGISTERED(1)    PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------

Class A Common Stock,
 (par value $.001 per share)    800,000(3)        $   1.59         $   1,272,000        $   117.02
======================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) The price of $ 1.59 per share, which was the average of the high and low sales price of the Class A Common Stock on the NASDAQ SmallCap Market on April 18, 2002, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Represents shares of Class A Common Stock reserved for issuance pursuant to options available for grant under the registrant's 1993 Stock Option Plan, as amended (the "Option Plan"). Of a total of 1,600,000 shares of Class A Common Stock authorized for issuance under the Option Plan, 800,000 shares were previously registered.

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

         The contents of the Registrant's registration statements on Form S-8, Registration Nos. 33-80368 and 333-30359, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Company by Paul C. Desjourdy, General Counsel of the Company. Mr. Desjourdy is also the President, Chief Operating Officer, Chief Financial Officer, Treasurer and a director of the Company. Mr. Desjourdy is the beneficially owner of 491,814 shares of Common Stock of the Company.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of this Registration Statement:

         Exhibit No.      Document
         -----------      --------

         4.1 Amended Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to Form 10-QSB for the quarter ended June 30, 2001 and incorporated by reference).

         4.2              Amended By-Laws of the Company (previously filed as
                          Exhibit 3.2 to Form 10-QSB for the quarter ended June 30, 1999 and incorporated by reference).

         5.1              Opinion of Mr. Paul C. Desjourdy regarding legality.

         23.1             Consent of Mr. Paul C. Desjourdy (included in
                          Exhibit 5.1).

         23.2             Consent of BDO Seidman, LLP.

         24.1             Power of Attorney (included on signature page hereto).


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on April 22, 2002.

                                  SYMBOLLON PHARMACEUTICALS, INC.
                                  (Registrant)

                                  By:   /s/ PAUL C. DESJOURDY
                                      -------------------------
                                      Paul C. Desjourdy,
                                      President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul C. Desjourdy and Jack H. Kessler and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                Title                                  Date

/s/ Jack H. Kessler             Chief Executive Officer,          April 22, 2002
---------------------------     Chief Scientific Officer,
     Jack H. Kessler            Secretary and Chairman
                                of the Board of Directors
                                (Principal Executive Officer)

/s/ Paul C. Desjourdy           President, Chief Operating        April 22, 2002
---------------------------     Officer, Treasurer, General
    Paul C. Desjourdy           Counsel, Chief Financial
                                Officer, and Director (Principal
                                Financial and Accounting Officer)

/s/ Richard F. Maradie          Director                          April 22, 2002
---------------------------
    Richard F. Maradie

/s/ Eugene Lieberstein          Director                          April 22, 2002
---------------------------
    Eugene Lieberstein

/s/ James C. Richards           Director                          April 22, 2002
---------------------------
    James C. Richards


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